As filed with the Securities and Exchange Commission on May 15, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Gogo Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-1650905
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

111 North Canal St., Suite 1500
Chicago, IL	60606
(Addresses of Principal Executive Offices)	(Zip Code)

Gogo Inc. Employee Stock Purchase Plan
(Full title of the plan)

Marguerite M. Elias
Executive Vice President, General Counsel and Secretary
111 North Canal St., Suite 1500
Chicago, IL 60606
(Name and address of agent for service)

312-517-5000
(Telephone number, including area code, of agent for service)

With copy to:

John J. Cannon III, Esq.

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

(212) 848-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	❑	Accelerated filer	☒
Non-accelerated filer	❑	Smaller reporting company	❑
Emerging growth company	❑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ❑

Calculation of Registration Fee

Name of Plan	Title of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Gogo Inc. Employee Stock Purchase Plan	Common stock $0.0001 par value per share	1,000,000(2)	$1.69(3)	$1,690,000	$219.36

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Gogo Inc. Employee Stock Purchase Plan (the “ESPP”) by reason of any stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Represents 1,000,000 additional shares of common stock reserved for issuance pursuant to future awards under the ESPP.
(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $1.69 per share, which was the average of the high and low prices of Gogo Inc. shares of common stock on May 13, 2020 as reported on the Nasdaq Global Select Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Gogo Inc. (the “Company” or “Registrant”) with respect to the Gogo Inc. Employee Stock Purchase Plan (the “ESPP”) referred to on the cover of this Registration Statement and is being filed for the purpose of registering additional shares of the Company’s common stock under the ESPP. The Registrant’s shareholders approved the addition of these shares to the ESPP at the Registrant’s annual meeting on April 29, 2020.

In accordance with Instruction E to the General Instructions to Form S-8, the contents of the Company’s previously filed Registration Statement on Form S-8 relating to the ESPP (Registration No. 333-189594), filed with the Securities and Exchange Commission on June 26, 2013, are hereby incorporated by reference and made part of this Registration Statement, except that Item 6 thereof is hereby restated as set forth in Item 6 of the Registration Statement on Form S-8 relating to the ESPP (Registration No. 333-219777) that the Company filed with the Securities and Exchange Commission on August 8, 2017, which Item is hereby incorporated by reference and made part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

See Exhibit Index immediately following the signature pages.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 15, 2020.

GOGO INC.

By:	/s/ Marguerite M. Elias
	Name:	Marguerite M. Elias
	Title:	Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 15, 2020 by the following persons in the capacities indicated.

Signature	Title
/s/ Oakleigh Thorne	President and Chief Executive Officer and Director (Principal Executive Officer)
Oakleigh Thorne
/s/ Barry Rowan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Barry Rowan
/s/ Michael P. Bayer	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
Michael P. Bayer
*	Chairman of the Board
Ronald T. LeMay
*	Director
Robert L. Crandall
*	Director
Hugh W. Jones
*	Director
Michele Coleman Mayes
*	Director
Robert H. Mundheim
*	Director
Christopher D. Payne
*	Director
Charles C. Townsend
*	Director
Harris N. Williams

* By:     /s/ Marguerite M. Elias
Marguerite M. Elias, as Attorney in Fact*

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Form of Common Stock Certificate, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-178727) filed with the Securities and Exchange Commission on June 10, 2013
5.1	Opinion of Shearman & Sterling LLP
23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP, as independent registered public accounting firm
24.1	Power of Attorney
99.1	Gogo Inc. Employee Stock Purchase Plan, incorporated by reference to Annex B to the Registrant’s Definitive Proxy Statement on Schedule 14A (No. 001-35975) filed with the Securities and Exchange Commission on March 26, 2020
99.2	Amendment No. 1 to the Gogo Inc. Employee Stock Purchase Plan, incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A (No. 001-35975) filed with the Securities and Exchange Commission on March 26, 2020